Exhibit 10.14

FORM OF EMPIRE PETROLEUM PARTNERS GP, LLC

SUBSCRIPTION AGREEMENT

All capitalized terms used in this Subscription Agreement, which includes the Subscription Notice, the Joinder and the attachments hereto titled “Terms and Conditions of Subscription Agreement” (collectively, the “Agreement”), but not defined herein, shall have the meanings provided in the First Amended and Restated Limited Liability Company Agreement of Empire Petroleum Partners GP, LLC (as it may be amended or restated from time to time, the “LLC Agreement”). In the event of any conflict between the terms of this Agreement and the LLC Agreement, the terms of the LLC Agreement shall control. Except where the context requires otherwise, all references to “Units” in this Agreement shall mean the Class B Units purchased by the Purchaser under this Agreement.

SUBSCRIPTION NOTICE

Subject to the terms and conditions of this Agreement and the LLC Agreement, contemporaneously with the execution and delivery of the this Agreement, (i) Empire Petroleum Partners GP, LLC (the “Company”) is selling to the Purchaser, and the Purchaser is purchasing from the Company, [            ] Units at a price per Unit of $0.10, for an aggregate purchase price of $[            ], and (ii) the Purchaser is paying to the Company the purchase price. The principal features of this subscription for Units are as follows.

Purchaser: [                    ]

Number of Units: [            ] Units

Price per Unit: $0.10

Purchase Date: [            ], 2015

Fair Market Value of Units as of Purchase Date: $0.10 per Unit. For additional information, terms and conditions, see Section 10 of the Terms and Conditions of Subscription Agreement.

Vesting of Units: Subject to the Purchaser’s continued employment or other service relationship with the Company or its Affiliates, the Units will vest upon the Partnership attaining specified Per Unit Distribution Levels, as set forth in the following table, which are based on the common unitholders of the Partnership receiving distributions in excess of the Minimum Quarterly Distribution (as defined in the Partnership Agreement) (“MQD”), provided that the Units shall be subject to accelerated vesting in certain circumstances as set forth in Section 2(b):

Per Unit Distribution Level	Percentage of Units Vested
115% of MQD for two consecutive quarters	25% vested
125% of MQD for two consecutive quarters	50% vested
150% of MQD for two consecutive quarters	100% vested

Forfeiture of Units: In the event of a termination of the Purchaser’s employment or other service relationship with Empire, the Company, the Partnership or any of their Affiliates (a “Termination of Service”) for any reason, all Units that have not vested prior to or in connection with such Termination of Service shall thereupon automatically be forfeited by the Purchaser without further action, unless otherwise determined by the Company in its sole discretion. In the event of the Purchaser’s Termination of Service by the Company or one of its Affiliates for Cause, all of the Purchaser’s vested and unvested Units shall thereupon automatically be forfeited by the Purchaser without further action, unless otherwise determined by the Company in its discretion. In the event Units are forfeited pursuant to the foregoing provisions, the Units shall be repurchased by the Company for an amount in cash equal to the “Price per Unit” as set forth in this Subscription Notice above, multiplied by the number of Units being forfeited.

For purposes of this Agreement, “Cause” means, unless otherwise set forth in another written agreement between the Company or one of its Affiliates and the Purchaser (in which case “Cause” shall have the meaning specified in such other agreement), a finding by the Board, before or after the Purchaser’s Termination of Service, of: (i) any material failure by the Purchaser to perform the Purchaser’s duties and responsibilities under any written agreement between the Purchaser and the Company or its Affiliates; (ii) any act of fraud, embezzlement, theft or misappropriation by the Purchaser relating to the Company or any of its Affiliates; (iii) the Purchaser’s commission of a felony or a crime involving moral turpitude; (iv) any gross negligence or intentional misconduct on the part of the Purchaser in the conduct of the Purchaser’s duties and responsibilities with the Company or any of its Affiliates or which adversely affects the image, reputation or business of the Company or its Affiliates; or (v) any material breach by the Purchaser of any agreement between the Company or any of its Affiliates, on the one hand, and the Purchaser on the other. The findings and decision of the Board with respect to such matter, including those regarding the acts of the Purchaser and the impact thereof, will be final for all purposes.

JOINDER

By execution of this Joinder, the Purchaser hereby agrees to become a party to, and to be bound by the obligations of, and receive the benefits of, the LLC Agreement as a “Member” under the LLC Agreement. The Purchaser hereby represents and warrants to the Company that each representation and warranty set forth in Section [        ] of the LLC Agreement is true, accurate and not misleading as to the Purchaser as of the date hereof.

[Signature Page to Agreement Follows]

Whereas the undersigned parties to this Agreement have executed this Agreement as of the Purchase Date identified in the Subscription Notice above. The signature of the Purchaser and the Company below indicates his or its acceptance of this Agreement and understanding that the Units are subject to all of the terms and conditions contained in the Agreement (including the Subscription Notice, the Joinder and the Terms and Conditions of Subscription Agreement that follows these signature pages) and the LLC Agreement.

Empire Petroleum Partners GP, LLC a Delaware limited liability company

By:
Name:
Title:

“PURCHASER”

Print Name:

TERMS AND CONDITIONS OF SUBSCRIPTION AGREEMENT

1. Subscription. The Company hereby sells to the Purchaser, and the Purchaser hereby purchases from the Company, as of the Purchase Date, the number of Units set forth in the Subscription Notice above for the Price per Unit as set forth in the Subscription Notice above, subject to all of the terms and conditions contained in this Agreement and the LLC Agreement.

2. Vesting and Forfeiture; Distributions.

(a) Vesting and Forfeiture. The Units shall vest in such amounts and at such times as are set forth in, and shall be subject to forfeiture as set forth in, the Subscription Notice above.

(b) Accelerated Vesting. If not previously forfeited, the Units that would have vested if the Partnership attained the next highest Per Unit Distribution Level will vest immediately prior to the occurrence of a Change in Control that occurs after the Purchase Date. Any remaining unvested Units will be forfeited immediately prior to the Change in Control, unless otherwise determined by the Company.

(c) Change in Control. For purposes of this Agreement, “Change in Control” shall mean, and shall be deemed to have occurred upon one or more of the following events:

(i) any “person” or “group” within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than the Company, Empire or an Affiliate of the Company or Empire (as determined immediately prior to such event), shall become the beneficial owner, by way of merger, acquisition, consolidation, recapitalization, reorganization or otherwise, of 50% or more of the combined voting power of the equity interests in the Company or Empire;

(ii) the members of the Company or Empire approve, in one or a series of transactions, a plan of complete liquidation of the Company or Empire, respectively;

(iii) the sale or other disposition by either the Company or Empire of all or substantially all of the Company’s or Empire’s assets, respectively, in one or more transactions to any Person other than the Company, the Partnership, Empire or an Affiliate of the Company, the Partnership or Empire; or

(iv) a transaction resulting in a Person other than the Company, Empire or an Affiliate of the Company or Empire (as determined immediately prior to such event) being the sole general partner of the Partnership.

(d) Distributions. Notwithstanding that the Units are initially unvested and subject to forfeiture, the Purchaser shall have and enjoy all of the rights of a unitholder under and in accordance with the terms of the LLC Agreement, including the right to receive all distributions in respect of the Units without regard to any forfeiture restrictions, subject to the terms and conditions of the LLC Agreement, provided, however, that, unless otherwise determined by the Company in its discretion, any property received from an in-kind distribution (e.g., units in the Partnership, additional units or interests in the Company or any other form of non-cash property) shall be subject to the same vesting conditions and forfeiture restrictions as the underlying Units with respect to which such in-kind distributions were received.

3. Tax Withholding; Section 83(b) Election.

(a) Tax Withholding. The Company and the Purchaser do not intend that the transactions contemplated by this Agreement will result any tax withholding or employment tax obligations on the part of the Company or any of its Affiliates. However, the Company or one of its Affiliates shall have the right to withhold from the Purchaser’s wages, or require the Purchaser to pay to the Company or one of its Affiliates, the Purchaser’s portion of any applicable withholding or employment taxes resulting from the issuance of the Units hereunder or from the lapse of any restrictions imposed on the Units, as required by law. Notwithstanding anything in the LLC Agreement to the contrary, the Purchaser shall be solely responsible for and shall satisfy all tax consequences associated with the Units.

(b) Section 83(b) Election. Within thirty days following the Subscription Date, the Purchaser shall file with the Internal Revenue Service an election, in the form attached hereto as Exhibit A, authorized by section 83(b) of the Code (an “83(b) Election”) with respect to the Units and deliver to the Company a copy of such 83(b) Election promptly after its filing.

4. Accredited Investor. The Purchaser represents that he or she is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

5. Non-Transferability. Neither the Units nor any right of the Purchaser under the Units may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Purchaser (or any permitted transferee) other than by will or the laws of descent and distribution or as otherwise permitted by the terms of the LLC Agreement and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company and any of its Affiliates. In the event the Purchaser transfers the Units in a manner permitted by the LLC Agreement, the Units will remain subject to all of the terms and conditions, including vesting and forfeiture restrictions. In such event all references to employment or service or Termination of Service shall refer to the employment or service or Termination of Service of the Purchaser in his individual capacity.

6. Repurchase.

(a) Company Repurchase Right.

(i) During the period beginning on the date of a Purchaser’s Termination of Service and ending on the first anniversary of such date (the “Repurchase Period”), the Company shall have the option (the “Call Right”) to repurchase the Purchaser’s vested Units. The Call Right may be exercised more than once and for some or all of the Units held by the Purchaser. The Company may assign the Call Right to any Person determined in the discretion of the Company.

(ii) The Company (or its assignee) shall exercise the Call Right (if so elected) by written notice to the Purchaser (and/or, if applicable, any permitted transferees) within the Repurchase Period, specifying a date within such period on which the Call Right shall be exercised and the number of Units as to which the Call Right is being exercised. Upon such notification, the Purchaser and any permitted transferees shall promptly surrender to the Company (or its assignee) any certificates or other documents representing the Units being purchased, free and clear of any liens or encumbrances. Except as provided below, upon the Company’s (or its assignee’s) receipt of any such certificates or documents from the Purchaser or any permitted transferees, the Company (or its assignee) shall deliver to him, her or them payment of the Repurchase Price (as defined below) for the Units being purchased.

(iii) The purchase price payable by the Company (or its assignee) upon exercise of the Call Right (the “Repurchase Price”) shall be the fair market value, as of the date the Call Right is being exercised, of the Units with respect to which the Call Right is being exercised, as determined by the Company in good faith.

(b) Repurchase Limitation. Notwithstanding anything herein to the contrary, no payment shall be made under this Section that would cause the Company or any of its Affiliates to violate any applicable law, or any rights or preference of other unitholders, any banking agreement or loan or other financial covenant or cause default of any indebtedness, regardless of when such agreement, covenant or indebtedness was created, incurred or assumed. Any payment under this Section 6 that would cause such violation or default shall result in an extension of the Repurchase Period, in the sole discretion of the Committee, until thirty days after the date of such payment shall no longer cause any such violation or default and at which time the Call Right may be exercised with the Repurchase Price calculated as of the date the Call Right is actually exercised.

7. Corporate Event. In the event of any stock or unit split, spin-off, share or unit combination, reclassification, change of the legal form, recapitalization, liquidation, dissolution, reorganization, merger, Change in Control or other sale of interests in the Company by the Company or Empire (other than sales, grants or issuances of Class B Units to employees and other service providers of the Company and its Affiliates), payment of a dividend or distribution (other than a cash dividend or distribution paid as part of a regular dividend or distribution program) or other similar transaction or occurrence which affects the equity securities of the Company or any of its Affiliates or the value thereof, initial public offering of the units representing interests of the Company or any of its parents or other Affiliates, acquisition of the Company by the Partnership or reset of the Incentive Distribution Rights (as defined in the Partnership Agreement), the Company may, to the extent the Company in its discretion deems appropriate to preserve the intent of this Agreement (i) adjust the number and kind of equity interests subject to this Agreement and/or (ii) take such other action (including, without limitation providing for payment of cash or other property to the Purchaser and, in the event the terms of the Incentive Distribution Rights or any similar or successor interests are amended, adjusting Per Unit Distribution Levels (as specified above)), in each case as it deems reasonably necessary to address, on an equitable basis and subject to applicable law, the effect of the applicable event on the Units. Any such adjustment made or action taken by the Company in accordance with the preceding sentence shall be final and binding upon the Purchaser, and the Purchaser agrees to sign any documents reasonably requested by the Company or its

Affiliates to implement any such adjustment. In connection with the foregoing, any non-cash property received by the Purchaser in exchange or otherwise in respect of, unvested Units will be subject to the same vesting and forfeiture restrictions as the corresponding Units, subject to any adjustments thereto in accordance with the foregoing.

8. No Effect on Service. Nothing in this Agreement shall be construed as giving the Purchaser the right to be retained in the employ or service of the Company or any Affiliate thereof. Furthermore, the Company and its Affiliates may at any time dismiss the Purchaser from employment or consulting free from any liability or any claim under this Agreement, unless otherwise expressly provided in this Agreement or any other written agreement between the Purchaser and the Company or an Affiliate thereof.

9. Severability. If any provision of this Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, such provision shall be construed or deemed amended to conform to the applicable law or, if it cannot be construed or deemed amended without, in the determination of the Board, materially altering the intent of this Agreement, such provision shall be stricken as to such jurisdiction, and the remainder of this Agreement shall remain in full force and effect.

10. Tax Consultation. Neither the Board nor the Company or any of its Affiliates has made any warranty or representation to the Purchaser with respect to the income tax consequences of the issuance of the Units or the transactions contemplated by this Agreement, and the Purchaser represents that he or she is in no manner relying on such entities or their representatives for tax advice or an assessment of such tax consequences. The Purchaser represents that the Purchaser understands all of the tax consequences he or she may incur in connection with the Units issued pursuant to this Agreement. The Purchaser represents that the Purchaser has consulted with any tax consultants that the Purchaser deems advisable in connection with the Units. Without limiting the foregoing and notwithstanding any provision of this Agreement to the contrary (including the statements set forth in the Subscription Notice), neither the Company nor its Affiliates make any representations to any Person with respect to the Fair Market Value of the Units as of the Purchase Date.

11. Amendments. The Board may waive any conditions or rights under, amend any terms of, or alter this Agreement at any time, provided that no such change shall materially reduce the rights or benefits of the Purchaser without the Purchaser’s consent.

12. Lock-Up Agreement. The Purchaser shall agree, if so requested by the Company and any underwriter in connection with any public offering of securities of the Company or any Affiliate thereof, not to directly or indirectly offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of or otherwise dispose of or transfer any Units held by him or her for such period, not to exceed one hundred eighty (180) days following the effective date of the relevant registration statement filed under the Securities Act, in connection with such public offering, as such underwriter shall specify reasonably and in good faith. The Company may impose stop-transfer instructions with respect to Units subject to the foregoing restrictions until the end of such 180-day period.

13. Conformity to Securities Laws. The Purchaser acknowledges that this Agreement is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act. Notwithstanding anything herein to the contrary, the

Units shall be issued only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

14. Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer contained herein, this Agreement shall be binding upon the Purchaser and his or her heirs, executors, administrators, successors and assigns.

15. Governing Law. The validity, construction, and effect of this Agreement and any rules and regulations relating to this Agreement shall be determined in accordance with the laws of the State of Delaware without regard to its conflicts of laws principles.

16. Headings. Headings are given to the sections and subsections of this Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Agreement or any provision hereof.

***

EXHIBIT A

ELECTION UNDER SECTION 83(b)

OF THE INTERNAL REVENUE CODE OF 1986

The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in taxpayer’s gross income or alternative minimum taxable income, as the case may be, for the current taxable year the amount of any compensation taxable to taxpayer in connection with taxpayer’s receipt of the property described below.

1.	The name, address, taxpayer identification number and taxable year of the undersigned are as follows:

NAME:	TAXPAYER:	SPOUSE:
ADDRESS:

IDENTIFICATION NO.:	TAXPAYER:	SPOUSE:
TAXABLE YEAR: 2015

2.	The property with respect to which the election is made is described as follows: Class B Units (the “Units”) of Empire Petroleum Partners GP, LLC (the “Company”)

3.	The date on which the property was transferred is: , 2015.

4.	The property is subject to the following restrictions:

Except upon the satisfaction of certain conditions, the Units may not be transferred and are subject to forfeiture under the terms of an agreement between the taxpayer and the Company.

5.	The fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is: $ .

6.	The amount (if any) paid for such property is: $ .

The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned’s receipt of the above-described property. The transferee of such property is the person performing the services in connection with the transfer of said property.

The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner.

Dated: ,
Taxpayer

The undersigned spouse of taxpayer joins in this election.

Dated: ,
Spouse of Taxpayer